Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS
FIRST QUARTER 2008 RESULTS

DALLAS, TEXAS (May 7, 2008) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2008.

On February 28, 2008, Odyssey acquired approximately 84% of the outstanding common stock of VistaCare, Inc. and acquired the remaining outstanding stock of VistaCare on March 6, 2008.  Odyssey’s financial results for the first quarter of 2008 include one full month of operations of VistaCare.

For the first quarter of 2008 net patient service revenue increased 27.6% to $123.3 million, compared to $96.6 million for the first quarter of 2007.  The Company’s income from continuing operations for the first quarter of 2008 was $3.5 million, or $0.11 per diluted share, as compared to $4.5 million, or $0.13 per diluted share, for the first quarter of 2007.  Excluding the one month of VistaCare operations, net patient service revenue was $103.2 million for the first quarter of 2008, an increase of 6.8% over net patient service revenue for the first quarter of 2007, and income from continuing operations was $2.9 million.

The Company’s income from continuing operations for the first quarter of 2008 was negatively impacted by a pre-tax Medicare cap contractual adjustment of approximately $1.5 million related to an increase in the Company’s estimated Medicare cap liability for the cap year ended October 31, 2006 based on Medicare cap letters that the Company has received to date for the 2006 Medicare cap year.  Excluding this charge, the Company’s income from continuing operations would have been $4.5 million, or $0.14 per diluted share, for the first quarter of 2008.

In commenting on the results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “We are pleased with the progress we have made with respect to our 2008 operating initiatives and with the status of our integration of VistaCare.  We had strong admission growth during the first quarter of 2008, with admissions increasing by approximately 11.9% over the first quarter of 2007 for our Odyssey programs.  Although our average daily census for the first quarter of 2008 remained flat as compared to the first quarter of 2007, we did experience a 1.3% increase in average daily census from January 2008 to March 2008 in our Odyssey programs.  In addition, we made significant progress during the first quarter of 2008 on our operating initiatives to improve our labor productivity and to decrease our operating expenses.

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ODSY Announces First Quarter 2008 Results

May 7, 2008

“Although a substantial amount of work remains to be completed to transfer VistaCare’s corporate functions to our Support Center in Dallas and to fully integrate VistaCare’s operations into our systems, we have made significant progress and are currently on track to complete the integration in the fourth quarter of 2008.  Our net income from continuing operations was negatively impacted by expenses associated with the integration of VistaCare’s operations.  During the first quarter of 2008, we incurred approximately $1.6 million, pre-tax, in expenses related to the ramp down of VistaCare’s corporate office and our integration of VistaCare’s operations.”

Mr. Lefton added, “The first quarter of 2008 was also negatively impacted by an increase in our bad debt expense related to additional development requests from our Medicare fiscal intermediaries.  As these additional development requests remain outstanding, our accounts receivable aging has increased over the first quarter of 2007.  As we discussed last quarter, this increase in our accounts receivable aging causes a corresponding increase in our provision for uncollectible accounts in accordance with our bad debt reserve policy.  We have, however, experienced a decrease sequentially in our bad debt as a percentage of net patient service revenue from 2.3% of net revenue in the fourth quarter of 2007 to 1.8% of net revenue in the first quarter of 2008.  Our bad debt expense for the first quarter of 2007 was 0.6% of net revenue.  The results for the quarter were also negatively impacted by additional pre-tax expenses of approximately $0.4 million related to our continued pursuit of several certificate of need applications.”

The Company also announced that on May 5, 2008, the Company received a letter from the Civil Division of the U.S. Department of Justice (DOJ) informing the Company that it is conducting an investigation of VistaCare, Inc. and requesting that the Company provide certain information and documents related to the investigation.  The DOJ is reviewing allegations that VistaCare may have billed the federal Medicare and TRICARE programs for hospice services that were not reasonably or medically necessary or performed as claimed.  The Company is currently reviewing the information request and intends to cooperate with the DOJ in its review of the allegations.

Conference Call
Odyssey will host a conference call to discuss the first quarter 2008 results on Thursday, May 8, 2008, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

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ODSY Announces First Quarter 2008 Results

May 7, 2008

The net patient service revenue, net income from continuing operations and earnings per diluted share from continuing operations for the first quarter of 2008 included in this press release that exclude one month of VistaCare’s operations and the Medicare cap adjustments related to the Medicare cap year ended October 31, 2006 are non-GAAP financial measures and are reconciled to comparable GAAP financial measures in the reconciliation included in this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; the Company’s ability to successfully integrate the acquisition of VistaCare, Inc.; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces First Quarter 2008 Results

May 7, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
SELECTED OPERATING DATA

	Three Months Ended March 31,
			Odyssey Only
	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations: (1)
Admissions	10,810	8,489	9,501
Average daily census	12,170	7,585	7,586
Discharge average length of stay	82	82	77
Gross revenue per patient day	$152.69	$147.75	$155.36
Medicare cap as % of gross revenue	0.8%	1.2%	1.2%
Net revenue per patient day	$148.16	$141.57	$149.48
Operating expense per patient day	$140.83	$132.16	$143.43
Bad debt expense as % of net revenue	1.8%	0.6%	1.9%

Same-Facility: (2)
Admissions	9,455	8,486	9,455
Average daily census	7,561	7,584	7,561
Average length of stay	77	82	77

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)	Same-facility information includes hospice programs that have been Medicare certified for at least 12 months or were acquired more than a year ago.

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ODSY Announces First Quarter 2008 Results

May 7, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended March 31,
			Odyssey Only
	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Net patient service revenue	$123,336	$96,640	$103,193
Operating expenses:
Direct hospice care	72,894	57,165	60,489
General and administrative – hospice care	26,420	20,458	22,349
General and administrative – support center	13,925	10,626	12,640
Provision for uncollectible accounts	2,262	575	1,983
Depreciation	1,665	1,335	1,506
Amortization	65	59	46
Income from continuing operations before other income (expense)	6,105	6,422	4,180

Other income (expense):
Interest income	650	640	628
Interest expense	(1,227)	(48)	(358)
Other expense	(13)	–	–
Minority interest in earnings of consolidated subsidiaries	33	–	33
	(557)	592	303
Income from continuing operations before provision for income taxes	5,548	7,014	4,483
Provision for income taxes	2,001	2,533	1,616
Income from continuing operations	3,547	4,481	2,867
Loss from discontinued operations, net of tax	(2,015)	(826)	(1,949)
Net income	$1,532	$3,655	$918

Income (loss) per common share:
Basic:
Continuing operations	$0.11	$0.13	$0.09
Discontinued operations	(0.06)	(0.02)	(0.06)
Net income	$0.05	$0.11	$0.03
Diluted:
Continuing operations	$0.11	$0.13	$0.09
Discontinued operations	(0.06)	(0.02)	(0.06)
Net income	$0.05	$0.11	$0.03

Weighted average shares outstanding:
Basic	32,639	33,540	32,639
Diluted	32,802	33,736	32,802

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ODSY Announces First Quarter 2008 Results

May 7, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	March 31, 2008	Dec. 31, 2007
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$31,706	$12,386
Short-term investments	8,421	49,793
Accounts receivable from patient services, net of allowance for uncollectible accounts of $5,333 and $4,363 at March 31, 2008 and December 31, 2007, respectively	116,194	77,433
Income taxes receivable	3,809	1,968
Deferred tax asset	4,258	1,400
Prepaid expenses and other current assets	10,429	5,414
Assets of discontinued operations	2,184	2,830
Total current assets	177,001	151,224
Property and equipment, net of accumulated depreciation	28,673	21,757
Goodwill	208,477	98,179
Long-term investments	32,600	–
Other assets	2,697	–
Intangibles, net of accumulated amortization	7,254	4,049
Total Assets	$456,702	$275,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,005	$6,109
Accrued compensation	32,865	16,797
Accrued nursing home costs	19,159	14,146
Accrued Medicare cap contractual adjustments	29,464	21,682
Other accrued expenses	37,835	17,445
Current maturities of long-term debt	6,501	1
Total current liabilities	132,829	76,180
Long-term debt, less current maturities	123,500	–
Deferred tax liability	11,106	14,041
Other liabilities	3,093	1,256
Minority interests in equity of consolidated subsidiaries	862	895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,092,683 and 38,063,439 shares issued at March 31, 2008 and December 31, 2007, respectively	38	38
Additional paid-in capital	114,607	113,339
Retained earnings	140,946	139,414
Accumulated other comprehensive loss	(325)	–
Treasury stock, at cost, 5,347,072 shares held at March 31, 2008 and December 31, 2007	(69,954)	(69,954)
Total stockholders’ equity	185,312	182,837
Total Liabilities and Stockholders’ Equity	$456,702	$275,209

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ODSY Announces First Quarter 2008 Results

May 7, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$1,532	$3,655
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	2,015	826
Minority interest	(33)	–
Depreciation and amortization	1,730	1,394
Amortization of debt issue costs	341	27
Stock-based compensation	1,022	1,170
Deferred tax expense (benefit)	1,121	(259)
Tax benefit realized for stock option exercises	(16)	(109)
Provision for uncollectible accounts	2,262	575
Changes in operating assets and liabilities:
Accounts receivable	6	(5,886)
Other current assets	(1,164)	5,040
Accounts payable, accrued nursing home costs, accrued
Medicare cap and other accrued expenses	1,565	(4,888)
Net cash provided by operating activities	10,381	1,545

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(124,228)	(927)
Cash received from the sale of hospice programs	160	7
Decrease in short-term and long-term investments	8,272	9,271
Purchase of property and equipment	(1,479)	(2,871)
Net cash (used in) provided by investing activities	(117,275)	5,480

Financing Activities:
Proceeds from issuance of common stock	246	421
Tax benefit realized for stock option exercises	16	109
Payments of debt issue costs	(4,048)	(9)
Proceeds from issuance of debt	130,000	–
Payments on debt	–	(1)
Net cash provided by financing activities	126,214	520

Net increase in cash and cash equivalents	19,320	7,545
Cash and cash equivalents, beginning of period	12,386	7,572
Cash and cash equivalents, end of period	$31,706	$15,117

Supplemental Cash Flow Information:
Interest paid	$17	$21
Income taxes paid	$67	$112

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ODSY Announces First Quarter 2008 Results

May 7, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS – RECONCILIATION
OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended March 31, 2008
	Odyssey	VistaCare	Reported GAAP Totals	Adjustments (1)	Adjusted Non-GAAP Totals
Net patient service revenue	$103,193	$20,143	$123,336	$1,461	$124,797
Operating expenses:
Direct hospice care	60,489	12,405	72,894		72,894
General and administrative – hospice care	22,349	4,071	26,420		26,420
General and administrative – support center	12,640	1,285	13,925		13,925
Provision for uncollectible accounts	1,983	279	2,262		2,262
Depreciation	1,506	159	1,665		1,665
Amortization	46	19	65		65
Income from continuing operations before other income (expense)	4,180	1,925	6,105	1,461	7,566

Other income (expense):
Interest income	628	22	650		650
Interest expense	(358)	(869)	(1,227)		(1,227)
Other expense	–	(13)	(13)		(13)
Minority interest in earnings of consolidated subsidiaries	33	–	33		33
	303	(860)	(557)	–	(557)
Income from continuing operations before provision for income taxes	4,483	1,065	5,548	1,461	7,009
Provision for income taxes	1,616	385	2,001	527	2,528
Income from continuing operations	2,867	680	3,547	934	4,481
Loss from discontinued operations, net of tax	(1,949)	(66)	(2,015)	–	(2,015)
Net income	$918	$614	$1,532	$934	$2,466

Income (loss) per common share:
Basic:
Continuing operations	$0.09	$0.02	$0.11	$0.03	$0.14
Discontinued operations	(0.06)	–	(0.06)	–	(0.06)
Net income	$0.03	$0.02	$0.05	$0.03	$0.08
Diluted:
Continuing operations	$0.09	$0.02	$0.11	$0.03	$0.14
Discontinued operations	(0.06)	–	(0.06)	–	(0.06)
Net income	$0.03	$0.02	$0.05	$0.03	$0.08

Weighted average shares outstanding:
Basic	32,639	32,639	32,639	32,639	32,639
Diluted	32,802	32,802	32,802	32,802	32,802

(1)  Increase in Medicare cap contractual adjustment related to prior cap year.

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